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                           SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.  20549



                                       FORM 8-K



                                     CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):  January 16, 1998


                             CONSOLIDATED NATURAL GAS COMPANY
       ________________________________________________________________________
                 (Exact name of registrant as specified in its charter)



           Delaware                    1-3196                 13-0596475
       ________________________________________________________________________
       (State of incorporation)     (Commission             (IRS Employer
                                    File Number)            Identification No.)




               CNG Tower, 625 Liberty Avenue,   Pittsburgh, PA  15222-3199
       ________________________________________________________________________
              (Address of principal executive offices, including zip code)



          Registrant's telephone number, including area code:  (412) 690-1000



                                      Not Applicable
       ________________________________________________________________________
            (Former name or former address, if changed since last report.)

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ITEM 5.    OTHER EVENTS


IMPAIRMENT OF CANADIAN OIL PRODUCING PROPERTIES

As described in the consolidated financial statements for the year ended December 31, 1996 which are included in Exhibit 99 to the 1996 Annual Report on Form 10-K, the Company follows the full cost method of accounting for its gas and oil producing activities prescribed by the Securities and Exchange Commission (SEC). Under the full cost method, all costs directly associated with property acquisition, exploration, and development activities are capitalized, with the principal limitation that such amounts, net of related deferred taxes, not exceed the present value of the estimated future net revenues to be derived from the production of proved gas and oil reserves. The estimate of future net revenues is determined under guidelines established by the SEC and is not necessarily indicative of the future economic value of the Company's proved reserves. However, if net capitalized costs exceed the estimated value at the end of any quarterly period, then a permanent write-down of the assets must be recognized in that period. The limitation test is performed separately for each cost center with cost centers established on a country-by-country basis.

Due primarily to the significant decline in market prices for heavy oil production, the Company is expected to recognize an impairment of its Canadian oil producing properties at December 31, 1997. The actual effect on earnings will not be known until the completion of the year-end closing. However, based on current estimates, the impact of this noncash charge is not expected to exceed $7 million, or about 7 cents per share. The Company's proved gas and oil reserves in Canada represent less than 4 percent of the Company's total reserves. For the United States cost center, a write-down of properties will not be required at December 31, 1997.


FORWARD-LOOKING INFORMATION

Certain matters discussed in this Form 8-K are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such statements may address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, liquidity and capital resources, and financial accounting matters. Actual results in each instance could differ materially from those currently anticipated in such statements, due to factors such as: natural gas and electric industry restructuring, including ongoing state and federal activities; the weather; demographics; general economic conditions and specific economic conditions in the Company's distribution service areas; developments in the legislative, regulatory and competitive markets in which the Company operates; and other circumstances affecting anticipated revenues and costs.


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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CONSOLIDATED NATURAL GAS COMPANY
                                               ________________________________
                                                        (Registrant)


                                               By        D. M. WESTFALL
                                                 ______________________________
                                                        (D. M. Westfall)
                                                     Senior Vice President
January 16, 1998                                      and Chief Financial
Officer